EXHIBIT 99.1

Harvard Bioscience Reports Fourth Quarter and Year-End 2016 Results and 2017 Financial Guidance

HOLLISTON, Mass., March 09, 2017 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq:HBIO) (the “Company”), a global developer, manufacturer and marketer of a broad range of solutions to advance life science, reported its financial results for the fourth quarter and full year ended December 31, 2016.

Revenues for the fourth quarter and year ended December 31, 2016 were $26.4 million and $104.5 million, respectively.  Loss per diluted share, as measured under U.S. generally accepted accounting principles (“GAAP”), for the fourth quarter and year ended December 31, 2016 was $0.04 and $0.13, respectively.

Earnings per diluted share, on a non-GAAP basis, for the fourth quarter and year ended December 31, 2016 were $0.04 and $0.15, respectively.

“We improved our operational results in 2016 as we execute on our plans to increase profitability. Throughout the year, double digit revenue growth in China was offset by currency translation, softness in the European funding environment, and slower than expected NIH funding outlays,” said Jeffrey Duchemin, President and CEO of Harvard Bioscience.  “In the year ahead, we look forward to realizing the ongoing financial and operational benefits from continued geographic expansion in Asia, our strengthening balance sheet, site consolidations and cost containment programs. We remain well positioned to benefit from improved funding in the academic environment when that occurs.”

Financial Results for the Quarter Ended December 31, 2016

  Revenues for the three months ended December 31, 2016 were $26.4 million, a decrease of approximately $2.0 million, or 7% compared to revenues of $28.4 million for the three months ended December 31, 2015. Excluding currency translation, revenues decreased 4% or $0.9 million. For a reconciliation of changes in revenues, refer to Exhibit 9 below. Included in the organic revenue decline is a decrease in revenue of approximately $0.5 million, principally as a result of the AHN disposition in October 2016.

  Net loss, as measured under GAAP, was $1.3 million, or $0.04 per diluted share, for the three months ended December 31, 2016 compared to a net loss of $17.1 million, or $0.51 per diluted share, for the same quarter in 2015. The decrease in net loss is primarily the result of the recognition of a valuation allowance on U.S. deferred tax assets during the three months ended December 31, 2015. Included in the net loss for the three months ended December 31, 2016 was the loss on sale of AHN of approximately $1.2 million.

  Net income, on a non-GAAP basis, was $1.3 million, or $0.04 per diluted share, for the three months ended December 31, 2016, compared to $1.2 million, or $0.03 per diluted share, for the three months ended December 31, 2015. For a reconciliation between the GAAP and non-GAAP net income, and between the GAAP and non-GAAP diluted earnings per share, refer to Exhibits 6 and 7 below, respectively.

Financial Results for the Year Ended December 31, 2016

  Revenues for the year ended December 31, 2016 were $104.5 million, a decrease of approximately $4.1 million, or 4% compared to revenues of $108.7 million for the year ended December 31, 2015. Excluding currency translation, revenues decreased 2% or $2.0 million. For a reconciliation of changes in revenues, refer to Exhibit 9 below. Included in the full year organic revenue decline is a decrease in revenue of approximately $0.4 million, principally as a result of the AHN disposition in October 2016.

  Net loss, as measured under GAAP, was $4.3 million, or $0.13 per diluted share, for the year ended December 31, 2016 compared to a net loss of $19.0 million, or $0.57 per diluted share, for the year ended December 31, 2015. The decrease in net loss is primarily the result of the recognition of a valuation allowance on U.S. deferred tax assets during the year ended December 31, 2015. Included in the net loss for the year ended December 31, 2016 was $1.7 million of forensic investigation costs from the first half of 2016, the $0.7 million AHH impairment charge from the third quarter, and the $1.2 million loss on sale of AHN from the fourth quarter. The total impact of these three charges, on a pre-tax basis, was $3.6 million for the year ended December 31, 2016.

  Net income, on a non-GAAP basis, was $5.0 million, or $0.15 per diluted share, for the year ended December 31, 2016 compared to $4.4 million, or $0.13 per diluted share, for the year ended December 31, 2015. For a reconciliation between the GAAP and non-GAAP net income, and between the GAAP and non-GAAP diluted earnings per share, refer to Exhibits 6 and 7 below, respectively.

Financial Guidance for 2017

The Company is providing financial guidance for the full year 2017. The Company expects revenues to be flat to slightly down compared to 2016 revenues on a constant currency basis and excluding the decline in revenues from the disposition of AHN in October of 2016.

The Company expects to report full-year 2017 GAAP diluted earnings per share of approximately $0.03 to $0.05 and non-GAAP diluted earnings per share of $0.15 to $0.17, or up to a 13% increase compared to 2016 non-GAAP EPS, based upon forecasted weighted shares outstanding of 35 million. Despite continued volatility in the markets we serve, the unpredictability of currency rates, and the uncertainty in the global funding environments, we are committed to delivering earnings growth in spite of the macroeconomic uncertainties through realizing further financial benefits of our site consolidation and cost containment initiatives, and disciplined management of our costs and expenses.

The Company may incur charges, realize gains, or experience other events in 2017 that could cause actual results to vary from this guidance. Refer to Exhibit 8 below for a reconciliation between the GAAP and non-GAAP diluted earnings per share guidance.

Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 4:30 pm ET. On that call, management may respond to questions from the audience and provide information on any of a number of topics related to the business, including operations, plans and outlook.

Participating in the call will be Jeffrey A. Duchemin, President and Chief Executive Officer and Robert Gagnon, Chief Financial Officer of Harvard Bioscience. Investors can access the live conference call by dialing the following phone numbers: toll-free 1-800-708-4539, or international: 1-847-619-6396, and referencing the conference ID# 44422279.

The conference will be simultaneously webcast and can be accessed through the Harvard Bioscience website. To listen to the webcast, log on to the webcast at http://investor.harvardbioscience.com/ and click on the Earnings Call icon. Financial information presented on the call, including the earnings release, will also be available on the investor relations section of the website.

If you are unable to listen to the live conference call, the webcast will be available on the Company's website through March 16, 2017.

To add this meeting to your calendar visit: http://investor.harvardbioscience.com/ and click “remind me”.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including revenues, adjusted operating income, adjusted net income and adjusted earnings per diluted share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures of revenues and income have excluded certain revenues and expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as currency translation, amortization of intangibles related to acquisitions, costs related to acquisition and disposition initiatives, impairment charges, losses from divestitures, forensic investigation costs, severance and restructuring expenses, and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Tabular reconciliations of our non-GAAP adjusted operating income, non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share for the three months and years ended December 31, 2016 and 2015 are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, websites, catalogs, and through distributors including Thermo Fisher Scientific Inc., VWR, GE Healthcare, and other specialized distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France, Canada and China. For more information, please visit our website at www.harvardbioscience.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, the impact of acquisitions, or potential acquisitions, the outlook for the life sciences industry, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts.

These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those in the forward-looking statements include reductions in customers’ research budgets or government funding; domestic and global economic conditions; economic, political and other risks associated with international revenues and operations; currency exchange rate fluctuations; economic and political conditions generally and those affecting pharmaceutical and biotechnology industries; the seasonal nature of purchasing in Europe; the Company's failure to expand into foreign countries and international markets; the Company’s failure to realize the expected benefits of facility consolidations; the Company's inability to manage its growth; competition from the Company's competitors; material weakness in the Company’s internal control over financial reporting; failure or inadequacy of the Company's information technology structure; impact of difficulties implementing our enterprise resource planning systems; the Company's failure to identify potential acquisition candidates and successfully close such acquisitions with favorable pricing or integrate acquired businesses or technologies; unanticipated costs relating to acquisitions and known and unknown costs arising in connection with the Company's consolidation of business functions and any restructuring initiatives; the Company’s inability to effectively sell spectrophotometer products following the retirement of the GE Healthcare brand; failure of any banking institution in which the Company deposits its funds or the institution's failure to provide services; the Company's substantial debt and its ability to meet the financial covenants contained in its credit facility; the Company's failure to raise or generate capital necessary to implement its acquisition and expansion strategy, expand operation and invest in new products; the failure of the Company's spin-off of Harvard Apparatus Regenerative Technology, Inc. (now known as Biostage, Inc., “Biostage”), to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes; the failure of Biostage to indemnify the Company for any liabilities associated with Biostage’s business; impact of any impairment of the Company's goodwill or intangible assets; the Company's ability to retain key personnel; rising commodity and precious metals costs; the Company's ability to protect its intellectual property and operate without infringing on others' intellectual property; exposure to product and other liability claims; plus factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 or otherwise described in our other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please call (508) 893-8066. Press releases may be found on our web site.

Exhibit 1
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheet Information
(unaudited, in thousands)

	December 31,	December 31,
	2016	2015
Assets

Cash and cash equivalents	$5,596	$6,744
Trade receivables	15,746	17,547
Inventories	19,955	22,343
Property, plant and equipment	4,296	5,902
Goodwill and other intangibles	56,712	62,452
Other assets	5,460	5,062
Total assets	$107,765	$120,050

Liabilities and Stockholders' Equity

Total current liabilities	$14,601	$19,323
Total liabilities	35,569	42,452
Stockholders’ equity	72,196	77,598
Total liabilities and stockholders’ equity	$107,765	$120,050

Exhibit 2
HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenues	$26,415	$28,370	$104,521	$108,664
Cost of revenues	14,310	15,446	56,106	59,941
Gross profit	12,105	12,924	48,415	48,723

Sales and marketing expenses	5,292	5,222	20,486	20,577
General and administrative expenses	4,966	5,074	20,950	19,832
Research and development expenses	1,156	1,532	5,392	6,420
Restructuring charges (credits)	1	301	(4)	788
Amortization of intangible assets	623	682	2,722	2,819
Impairment charges	-	-	676	-
Loss on sale of AHN	1,190	-	1,190	-
Total operating expenses	13,228	12,811	51,412	50,436

Operating (loss) income	(1,123)	113	(2,997)	(1,713)

Other income (expense):
Foreign exchange	326	51	737	210
Interest expense	(156)	(213)	(642)	(854)
Interest income	1	3	3	8
Other expense, net	(36)	(275)	(179)	(1,259)
Other income (expense), net	135	(434)	(81)	(1,895)

Loss before income taxes	(988)	(321)	(3,078)	(3,608)
Income tax expense	332	16,819	1,229	15,431
Net loss	$(1,320)	$(17,140)	$(4,307)	$(19,039)

Loss per share:
Basic loss per common share	$(0.04)	$(0.51)	$(0.13)	$(0.57)

Diluted loss per common share	$(0.04)	$(0.51)	$(0.13)	$(0.57)

Weighted average common shares:
Basic	34,375	33,945	34,212	33,593

Diluted	34,375	33,945	34,212	33,593

Exhibit 3
HARVARD BIOSCIENCE, INC.
Condensed Cash Flow Information
(unaudited, in thousands)

	Year Ended
	December 31,
	2016	2015

Cash flows from operations:
Net (loss) income	$(4,307)	$(19,039)
Changes in assets and liabilities	(41)	(2,719)
Other adjustments to operating cash flows	9,731	22,463
Net cash provided by operating activities	5,383	705

Investing activities:
Acquisitions, net of cash acquired	-	(4,545)
Dispositions, net of cash	1,417	-
Other investing activities	(1,479)	(2,972)
Net cash used in investing activities	(62)	(7,517)

Financing activities:
Proceeds from issuance of debt	4,000	5,800
Repayments of debt	(9,050)	(8,350)
Other financing activities	182	2,010
Net cash used in financing activities	(4,868)	(540)

Effect of exchange rate changes on cash	(1,601)	(38)

Decrease in cash and cash equivalents	$(1,148)	$(7,390)

Exhibit 4
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

GAAP gross profit	$12,105	$12,924	$48,415	$48,723

Adjustments:

Inventory valuation step-up charges on acquisition	-	-	-	799

Severance charges	-	14	1	155

Stock-based compensation expense	16	16	60	70

Non-GAAP adjusted gross profit	$12,121	$12,954	$48,476	$49,747

Non-GAAP adjusted gross profit percentage	45.9%	45.7%	46.4%	45.8%

Exhibit 5
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Operating (Loss) Income to Non-GAAP Adjusted Operating Income
(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

GAAP operating (loss) income	$(1,123)	$113	$(2,997)	$(1,713)

Adjustments:

Amortization of intangible assets	623	682	2,722	2,819

Inventory valuation step-up charges on acquisition	-	-	-	799

Forensic investigation costs	-	-	1,663	-

Impairment charges	-	-	676	-

Loss on sale of AHN	1,190	-	1,190	-

Severance and restructuring charges	35	331	38	1,849

Stock-based compensation expense	901	706	3,497	2,755

Non-GAAP adjusted operating income	$1,626	$1,832	$6,789	$6,509

Exhibit 6
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income
(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

GAAP net loss	$(1,320)	$(17,140)	$(4,307)	$(19,039)

Adjustments:

Amortization of intangible assets	623	682	2,722	2,819

Inventory valuation step-up charges on acquisition	-	-	-	799

Forensic investigation costs	-	-	1,663	-

Impairment charges	-	-	676	-

Loss on sale of AHN	1,190	-	1,190	-

Severance and restructuring charges	35	331	38	1,849

Acquisition costs	15	244	54	1,187

Stock-based compensation expense	901	706	3,497	2,755

Income taxes (A)	(129)	16,344	(553)	14,035

Non-GAAP adjusted net income	$1,315	$1,167	$4,980	$4,405

(A) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate in the jurisdictions in which the reconciling items arise and any changes to valuation allowances.

Exhibit 7
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Diluted Loss Per Common Share to Non-GAAP Adjusted Diluted Earnings Per Common Share
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

GAAP diluted loss per common share	$(0.04)	$(0.51)	$(0.13)	$(0.57)

Adjustments:

Amortization of intangible assets	0.02	0.02	0.08	0.08

Inventory valuation step-up charges on acquisition	-	-	-	0.02

Forensic investigation costs	-	-	0.05	-

Impairment charges	-	-	0.02	-

Loss on sale of AHN	0.03	-	0.03	-

Severance and restructuring charges	-	0.01	-	0.06

Acquisition costs	-	0.01	-	0.04

Stock-based compensation expense	0.03	0.02	0.11	0.08

Income taxes (A)	-	0.48	(0.01)	0.42

Non-GAAP adjusted diluted earnings per common share	$0.04	$0.03	$0.15	$0.13

(A) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate in the jurisdictions in which the reconciling items arise and any changes to valuation allowances.

Exhibit 8
HARVARD BIOSCIENCE, INC.
Reconciliation of Guidance for 2017 GAAP Diluted Earnings per Common Share to Non-GAAP Adjusted Diluted Earnings per Common Share
(unaudited)

GAAP diluted earnings per common share (A)	$0.03 - 0.05

Adjustments:

Amortization of intangible assets	0.07

Stock-based compensation expense	0.10

Income taxes (B)	(0.05)

Non-GAAP adjusted diluted earnings per common share (A)	$0.15 - 0.17

(A) This guidance excludes the impact of future acquisitions, acquisition costs or restructuring charges.
(B) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate in the jurisdictions in which the reconciling items arise and any changes to valuation allowances.

Exhibit 9
HARVARD BIOSCIENCE, INC.
Reconciliation of Changes In Revenues Compared to the Same Period of the Prior Year
(unaudited)

	For the Year Ended	Three Months Ended				For the Year Ended	Three Months Ended				For the Year Ended
	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,
	2014	2015	2015	2015	2015	2015	2016	2016	2016	2016	2016

Growth *	2.4%	3.8%	11.5%	3.9%	-3.3%	3.7%	6.0%	-8.6%	-0.1%	-3.6%	-1.8%

Foreign exchange effect	0.9%	-4.3%	-4.7%	-2.8%	-3.3%	-3.7%	-1.3%	-0.7%	-2.7%	-3.3%	-2.0%

Total revenue growth	3.3%	-0.5%	6.8%	1.1%	-6.6%	0.0%	4.7%	-9.3%	-2.8%	-6.9%	-3.8%

* - Excluding the impact of the AHN disposition in October of 2016, organic revenue decline was 1.8% and 1.5% for the three months and year ended December 31, 2016, respectively.

CONTACTS:

Jeffrey A. Duchemin
President and CEO

Robert E. Gagnon
CFO

Corey Manchester
Director, Finance and Investor Relations

Tel: 508 893 8999
Fax: 508 429 8478